Exhibit 2.1













                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION














                                  by and among


                             PerfectData Corporation
                                   ("Parent"),

                                  SuperCom Ltd.
                                 (the "Company")



                                       and


                           PerfectData Merger Sub Ltd.
                                 ("Merger Sub")



                               Dated: July 2, 2003

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I           THE MERGER...................................................................................10

          1.1       The Merger...................................................................................10
          1.2       Closing Date.................................................................................10
          1.3       Effective Time...............................................................................10
          1.4       Approval of Shareholders.....................................................................10
          1.5       Registration Statement; Joint Proxy Statement; Comfort Letters...............................11
          1.6       Articles of Association......................................................................12
          1.7       Directors....................................................................................12
          1.8       Corporate Offices............................................................................13
          1.9       Reincorporation in Delaware..................................................................13
          1.10      Change in Merger Structure...................................................................13

ARTICLE II          CONVERSION OF COMPANY SHARES.................................................................13

          2.1       Conversion of Shares.........................................................................13
          2.2       Exchange of Certificates.....................................................................14
          2.3       Adjustments to Exchange Ratio................................................................16
          2.4       Closing of the Company Transfer Books........................................................17
          2.5       Stock Options; Warrants......................................................................17
          2.6       Merger Sub Ordinary Shares...................................................................18
          2.7       Taking of Necessary Action; Further Action...................................................18

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................18

          3.1       Corporate Organization; Charter Documents....................................................19
          3.2       Capitalization...............................................................................19
          3.3       Authority....................................................................................20
          3.4       No Conflict; Required Filings and Consents...................................................20
          3.5       Financial Statements.........................................................................21
          3.6       Absence of Certain Changes or Events.........................................................22
          3.7       Legal Proceedings............................................................................22
          3.8       Compliance with Law..........................................................................22
          3.9       Taxes and Tax Returns........................................................................22
          3.10      Board Approval...............................................................................24
          3.11      Transactions With Affiliates.................................................................24
          3.12      Broker's and Other Fees......................................................................24
          3.13      Public Filings...............................................................................25
          3.14      Registration Statement; Prospectus/Proxy Statement...........................................25
          3.15      Disclosure...................................................................................25

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......................................26

          4.1       Corporate Organization.......................................................................26
          4.2       Capitalization...............................................................................26
          4.3       Authority....................................................................................27
          4.4       No Conflict; Required Filings and Consents...................................................27
          4.5       Financial Statements.........................................................................28
          4.6       SEC Filings..................................................................................28
          4.7       Absence of Certain Changes or Events.........................................................29
          4.8       Legal Proceedings............................................................................29
          4.9       Compliance with Law..........................................................................29
          4.10      Taxes and Tax Returns........................................................................29
          4.11      Board Approval...............................................................................31
          4.12      Transactions With Affiliates.................................................................31
          4.13      Broker's and Other Fees......................................................................31
          4.14      Registration Statement; Proxy Statement......................................................31
          4.15      Parent Common Stock..........................................................................32
          4.16      Disclosure...................................................................................32

ARTICLE V           COVENANTS OF THE PARTIES.....................................................................32

          5.1       Conduct of Business..........................................................................32
          5.2       Prohibited Actions Pending Closing...........................................................32
          5.3       Litigation...................................................................................33
          5.4       Current Information..........................................................................33
          5.5       Due Diligence; Access to Properties and Records..............................................34
          5.6       Governmental Consents........................................................................34
          5.7       Further Assurances...........................................................................34
          5.8       Public Announcements.........................................................................35
          5.9       Disclosure Supplements.......................................................................35
          5.10      Tax-Free Merger Status.......................................................................35
          5.11      Nasdaq or Amex Listing.......................................................................35
          5.12      Notice of Certain Matters....................................................................35
          5.13      Sale of Operating Assets; Available Cash.....................................................36
          5.14      Resignation of Officers and Directors........................................................36
          5.15      Merger Proposal..............................................................................36
          5.16      Shareholders Meetings........................................................................37
          5.17      Israeli Approvals............................................................................37
          5.18      Termination of Parent Employee Benefit Plans.................................................38

ARTICLE VI          CLOSING CONDITIONS...........................................................................38

          6.1       Conditions of Each Party's Obligations Under This Agreement..................................38
          6.2       Conditions To the Obligations of Parent and Merger Sub Under This Agreement..................39
          6.3       Conditions To the Obligations of the Company Under This Agreement............................41

ARTICLE VII         NO SOLICITATION; TERMINATION, AMENDMENT AND WAIVER...........................................42

          7.1       No Solicitation..............................................................................42
          7.2       Termination..................................................................................44
          7.3       Break-Up Fee.................................................................................46
          7.4       Effect of Termination........................................................................46

ARTICLE VIII        MISCELLANEOUS................................................................................46

          8.1       Expenses.....................................................................................46
          8.2       Survival.....................................................................................47
          8.3       Notices......................................................................................47
          8.4       Parties In Interest..........................................................................48
          8.5       Entire Agreement.............................................................................48
          8.6       Amendment....................................................................................48
          8.7       Extension; Waiver............................................................................48
          8.8       Descriptive Headings.........................................................................48
          8.9       Applicable Law...............................................................................48
          8.10      Waiver of Jury Trial.........................................................................49
          8.11      Severability.................................................................................49
          8.12      Enforcement..................................................................................49
          8.13      Remedies Cumulative..........................................................................49
          8.14      Counterparts.................................................................................49



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


This Agreement and Plan of Merger and Reorganization (the "Agreement") is made and entered into as of July 2, 2003 by and among PerfectData Corporation, a California corporation ("Parent"), PerfectData Merger Sub Ltd., an Israeli company and a wholly-owned subsidiary of Parent ("Merger Sub"), and SuperCom Ltd., an Israeli company (the "Company"). RECITALS

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Israeli Companies Law, 5759-1999 (the "Israeli Companies Law"), Parent, Merger Sub and the Company intend to effect the merger of Merger Sub with and into the Company, pursuant to which Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of Parent.

         B. The Board of Directors of the Company has: (i) determined that this Agreement, the Merger (as defined in Section 1.1) and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving
Corporation (as defined in Section 1.1) will be unable to fulfill the obligations of the Company to its creditors; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) determined to recommend that the shareholders of the Company approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         C. The Board of Directors of Parent has (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Parent and its shareholders, and
(ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and the Board of Directors of Merger Sub has determined that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors.

         D. Concurrently with the execution of this Agreement and as a condition and inducement to the Company's and Parent's willingness to enter into this
Agreement: (i) all directors and executive officers and certain principal shareholders of Parent are entering into Voting Agreements, including the irrevocable proxies contained therein, in substantially the form attached hereto as Exhibit A (the "Parent Voting Agreements"); (ii) certain principal shareholders of the Company are entering into Voting Agreements, including the irrevocable proxies contained therein, in substantially the form attached hereto as Exhibit B (the "Company Voting Agreements"); and (iii) all directors and executive officers and certain principal shareholders of Parent and the Company are entering into Lock-Up Agreements in substantially the form attached hereto as Exhibit C (the "Lock-Up Agreements").

         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

Now, therefore, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.3) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Israeli Companies Law, Merger Sub (as the target company (Chevrat Yaad) in the Merger) shall be merged with and into the Company (as the absorbing company (Chevra Koletet) in the Merger) in accordance with Sections 314 through 327 of the Israeli Companies Law (the "Merger"), the separate corporate existence of Merger Sub shall cease and the Company: (i) shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"); and (ii) shall succeed to and assume all of the rights, properties and obligations of Merger Sub in accordance with the aforesaid sections of the Israeli Companies Law.

         1.2 Closing Date. Subject to the terms and conditions of this Agreement, the closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, at a time and on a date to be designated by the parties (the time and date upon which the Closing actually occurs being referred to herein as the "Closing Date"), which shall be no later than the third business day after the later to occur of: (i) the satisfaction or waiver of the conditions set forth in
Article VI hereof (other than those conditions which by their terms are to be satisfied or waived as of the Closing) or (ii) the 71st day after the delivery of the Merger Proposal (as defined in Section 5.15) to the office of the Registrar of Companies of the State of Israel (the "Companies Registrar"), or at such other time, date and location as the parties hereto shall mutually agree.

         1.3 Effective Time. Each of the Company and Merger Sub, promptly and no later than three (3) days after the date of the approvals required under Sections 1.4(a) and 1.4(c) hereof are obtained, shall deliver (and Parent shall cause Merger Sub to deliver) to the Companies Registrar a notice (the "Merger Notice") informing the Companies Registrar that the Merger was approved by the general shareholders meeting of the Company and the general shareholders meeting of Merger Sub. The Merger shall become effective ("Effective Time") upon the issuance by the Companies Registrar of a certificate evidencing the completion of the Merger in accordance with Section 323(5) of the Israeli Companies Law.

         1.4  Approval of Shareholders.

             (a) Company Shareholders Meeting. The Company shall (i) take all steps necessary to duly call, give notice of, convene and hold a general meeting of the shareholders of Company (the "Company Shareholders Meeting") for the purpose of securing the approval of the Company's shareholders of this Agreement and the Merger, (ii) recommend to the Company's shareholders the approval of this Agreement, the Merger and the transactions contemplated hereby and use reasonable efforts to obtain, as promptly as practicable, such approvals, and
(iii) cooperate and consult with Parent with respect to each of the foregoing matters.

             (b) Parent Shareholders Meeting. Parent shall (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of the shareholders of Parent (the "Parent Shareholders Meeting" and, together with the Company Shareholders Meeting, the "Shareholders Meetings") for the purpose of securing the approval of Parent's shareholders of the following proposals: (1) approval of this Agreement, the Merger and the issuance of the shares of common stock, no par value per share, of Parent ("Parent Common Stock") in connection with the Merger contemplated by this Agreement, (2) reincorporation of Parent in the State of Delaware under the name "SuperCom Corporation" (or similar name), effective as of the Effective Time (the "Reincorporation"), (3) an increase in the number of shares of Parent Common Stock that Parent is authorized to issue to such amount as Parent and the Company shall mutually agree upon, (4) the authorization of the Board of Directors of Parent, in its discretion, to effect a reverse stock split of the issued and outstanding shares of Parent Common Stock, of such ratio as Parent and the Company shall mutually agree upon, (5) the adoption of a new employee stock option plan by Parent in the form prepared by the Company, (6) the sale or liquidation of Parent's operating assets, (7) the amendment to Parent's bylaws to increase the number of directors to eight,
(8) the election of eight members (six to be designated by the Company and two to be designated by Parent) to the Board of Directors of Parent, which election shall be effective at the Effective Time, and (9) the designation of independent auditors selected by the Company for the current fiscal year (collectively, the "Parent Shareholder Proposals"); (ii) recommend to the shareholders of Parent the approval of the Parent Shareholder Proposals and the transactions contemplated hereby and use reasonable efforts to obtain, as promptly as practicable, such approvals, and (iii) cooperate and consult with the Company with respect to each of the foregoing matters. Parent may, at its option, convene the Parent Shareholders Meeting at its Annual Meeting of Shareholders and include alternative choices for its shareholders relating to selection of directors and auditors in the event that Parent's shareholders do not approve the proposal in clause (1) of this Section 1.4(b).

             (c) Merger Sub Shareholder Approval. Parent, in its capacity as the sole shareholder of Merger Sub, has approved and adopted this Agreement and the transactions contemplated hereby by the execution of a consent of sole shareholder in lieu of a meeting.

         1.5 Registration Statement; Joint Proxy Statement; Comfort Letters.

             (a) Joint Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, the Company and Parent will prepare a Joint Proxy Statement/Prospectus (the "Proxy Statement"), and Parent will prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 (the "Registration Statement") in which the Proxy Statement will be included as a prospectus. Parent will respond to any comments of the SEC; the Company will cooperate with Parent in responding to any such comments; each of the Company and Parent will use its best efforts to have the Registration Statement declared effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), as promptly as practicable after its filing, and the Company and Parent will cause the Proxy Statement to be mailed to their respective shareholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of the Company and Parent will prepare and file any other filings required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), the Securities Act or any other federal, foreign or blue sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. Each of the Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 1.5(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder, including (i) the Exchange Act, (ii) the Securities Act, and (iii) the requirements of the Israeli Companies Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company and shareholders of Parent, such amendment or supplement.

              (b) Letter of the Company Accountants. The Company shall use all reasonable efforts to cause to be delivered to Parent a "comfort" letter (the "Company Comfort Letter") of Ernst & Young (Israel) ("E&Y"), dated a date within two (2) business days before the date on which the Registration Statement shall become effective and as of the date of Closing and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

              (c) Letter of Parent Accountants. Parent shall use all reasonable efforts to cause to be delivered to the Company a "comfort" letter (the "Parent Comfort Letter") of KPMG LLP ("KPMG"), dated a date within two (2) business days before the date on which the Registration Statement shall become effective and as of the date of Closing and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         1.6 Articles of Association. At the Effective Time, the Articles of Association of the Company shall remain the Articles of Association of the Surviving Corporation.

         1.7 Directors.

             (a) Directors of Parent. As of the Effective Time, Parent and the Company shall use their respective best efforts to cause the Board of Directors of Parent to be comprised of the following: (i) six (6) directors designated by the Company, three (3) of which shall be independent to the extent required by applicable law (including, without limitation, the Sarbanes-Oxley Act of 2002), and (ii) two (2) directors designated by Parent.

             (b)  Directors  of  Surviving  Corporation.  The  directors  of the
Company at the Effective Time shall become the directors of the Surviving Corporation.

         1.8 Corporate Offices. As of the Effective Time, the offices of Parent shall be in New York, New York.

         1.9 Reincorporation in Delaware. On the date of, and immediately prior to, the Effective Time, Parent shall consummate the Reincorporation (as defined in Section 1.4(b)) by merging Parent with and into SuperCom Corporation ("SuperCom Delaware"), a newly-formed Delaware corporation and wholly-owned subsidiary of Parent, with SuperCom Delaware as the Surviving Corporation. Following the Reincorporation, (i) Parent will cease to exist as a separate entity; (ii) SuperCom Delaware, by operation of law, will succeed to all the rights and properties, and subject to all the obligations and liabilities, of Parent including, without limitation, those under this Agreement; and (iii) each outstanding share of Parent Common Stock will be converted into one share of SuperCom Delaware's common stock, $.01 par value per share ("SuperCom Delaware Common Stock"). SuperCom Delaware will own 100% of Merger Sub following the Reincorporation and 100% of the Surviving Corporation following the Merger. The Certificate of Incorporation and Bylaws of SuperCom Delaware shall be in the form as Parent and the Company shall mutually agree upon. Following the Reincorporation, (i) all references to "Parent" in this Agreement, other than in the defined term in the preamble and this Section 1.9, shall be deemed to refer to SuperCom Delaware, as successor in interest to Parent, and (ii) all references to Parent Common Stock shall refer to SuperCom Delaware Common Stock.

         1.10 Change in Merger Structure. Anything in this Agreement to the contrary notwithstanding, the Company may elect at any time before the Effective Time, by written notice to Parent and Merger Sub, to structure the Merger in a reverse way, namely, that the Company shall be the target company (Chevrat
Yaad), rather than the absorbing company (Chevra Koletet), and it shall merge with and into Merger Sub with Merger Sub as the Surviving Corporation. Should the Company make such election, this Agreement shall be amended accordingly and the parties will cooperate with each other and take all other measures as may be required or advisable in order to carry out and implement the Merger in the elected structure.

                                   ARTICLE II

                          CONVERSION OF COMPANY SHARES

         2.1 Conversion of Shares. By virtue of the Merger and without any action on the part of the holders thereof:

             (a) Common Shares To Be Exchanged. Each Ordinary Share, NIS 0.01 par value per share, of the Company (the "Company Shares") issued and outstanding immediately prior to the Effective Time, other than any Company Shares (i) owned by Parent or Merger Sub or any subsidiary thereof, if any, or
(ii) held in the Company's treasury, shall automatically be converted into and represent the right to receive the number of shares (as the same may be adjusted as provided herein, the "Exchange Ratio") of Parent Common Stock equal to the Exchange Ratio, subject to any adjustment provided by Section 2.3. For purposes hereof, the "Exchange Ratio" shall mean the number of shares of Parent Common Stock equal to (i) 3.3720926 times the number of shares of Parent Common Stock outstanding on a fully-diluted basis (including, without limitation, all shares of Parent Common Stock issuable upon exercise of options and warrants and the number of shares to be issued to JDK Associates, Inc. as disclosed in Section 5.2(ii) of the Parent Disclosure Schedule) at the Effective Time, divided by
(ii) the number of Company Shares outstanding on a fully-diluted basis (including, without limitation, all Company Shares issuable upon exercise of options and warrants) at the Effective Time. The Exchange Ratio, assuming the Minimum Cash Balance (as defined in Section 2.3(b)) is met, is intended to result in the following equity ownership of Parent after giving effect to the Merger and the payment of all finder fees: 72.5% to the shareholders of the Company, 5% to the finders for the Company, 1% to the finders for Parent, and 21.5% to the shareholders of the Parent. Based on the fully-diluted ownership of Parent and the Company as of the date hereof, the Exchange Ratio would equal
1.534804837 (assuming the Minimum Cash Balance is met and there are no changes to the respective capitalizations of Parent or the Company). No fractional shares of Parent Common Stock shall be issued in accordance with Section 2.2(e). If any Company Shares outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued in exchange for such Company Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

             (b) Shares of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into one validly issued, fully paid and non-assessable share of capital stock of the Surviving Corporation.

         2.2 Exchange of Certificates.

             (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with U.S. Stock Transfer Corporation (the "Exchange Agent"), for the benefit of the holders of Company Shares, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of Parent Common Stock and cash in such amount that the Exchange Agent possesses such number of shares of Parent Common Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by Parent pursuant to the provisions of this Article II (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

             (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Shares (the "Certificates"): (i) a letter of transmittal (which is reasonably agreed to by Parent and the Company and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to and receipt by the Exchange Agent and shall be in such form and have such other provisions as Parent or Exchange Agent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Company Shares formerly evidenced by such Certificate in accordance with Section 2.1, and (B) any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(c) (the shares of Parent Common Stock, dividends, distributions and cash described in clauses (A) and (B) being collectively, the "Merger Consideration"), and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock may be issued in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

             (c) Distributions With Respect To Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Parent Common Stock. No interest shall be paid on the Merger Consideration.

             (d) No Further Rights in Company Shares. All shares of Parent Common Stock (and other Merger Consideration) issued upon conversion of the shares of Company Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Shares.

             (e) No Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger. All shares of Parent Common Stock to which a holder of Company Shares is entitled as a result of the Merger shall be aggregated and if a fractional share of Parent Common Stock results even after such aggregation, such fractional share shall be rounded up or down to the nearest whole share of Parent Common Stock, in lieu of the fractional share.

             (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Shares for six months after the Effective Time shall be delivered to Parent, upon demand, and, subject to Section 2.2(g), any holders of Company Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Consideration to which they are entitled.

             (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Shares for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

             (h) Withholding Rights. Parent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Shares the minimum amounts (if any) that Parent is required to deduct and withhold with respect to the making of such payment under the Code, the Israeli Income Tax Ordinance [New Version], as amended (the "Ordinance") or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Shares in respect of which such deduction and withholding was made by Parent.

         2.3 Adjustments to Exchange Ratio.

             (a) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares.

             (b) In the event that Parent has cash or cash equivalents as determined in accordance with GAAP net of all liabilities, fixed, accrued or contingent, at the Effective Time ("Final Net Available Cash") of less than $2,000,000 (the "Minimum Cash Balance") as determined pursuant to subsection (c) below, then the Exchange Ratio shall be adjusted as provided in Schedule 2.3(b) hereto; provided, however, that if the Closing has not occurred within five (5) months from the date of this Agreement as a result of a delay caused solely by the Company, then such $2,000,000 amount may be reduced by the actual out-of-pocket expenses incurred by Parent to non-affiliates for costs relating to its obligations as a public company, such amount not to exceed $30,000 in the aggregate.

             (c) Parent shall prepare and deliver, or cause to be prepared and delivered, to the Company (i) an unaudited statement that shall consist solely of a balance sheet of Parent (the "Closing Statement") as of the day which is the later of two (2) days following the closing of Parent's sale of its operating business or three (3) days prior to the anticipated Effective Time (the "Statement Date") on a basis prepared in accordance with GAAP applied consistently with the Parent SEC Filings (as defined in Section 4.6); (ii) evidence (in a form satisfactory to the Company) from Parent's bank as to its cash position dated as of the Statement Date and as of the Effective Time; and
(iii) written statements from Parent's professional firms (i.e. legal counsel, accounting firm, etc.) with respect to amounts payable to such professional firms relating to the Merger and the transactions contemplated hereby. Such Closing Statement shall include a good faith estimation of the Final Net Available Cash (as defined in Section 2.3(b) above) on the anticipated closing date of the Merger (the "Estimated Net Available Cash"), taking into account all expenses relating to the Merger expected to be incurred by Parent ("Parent Merger Expenses") and all other anticipated liabilities not set forth on the Closing Statement. Within two (2) days following the delivery of the Closing Statement by Parent to the Company, the Company may object to the Estimated Net Available Cash calculation by notifying Parent; if the Company does not so object, the "Final Net Available Cash" shall equal the Estimated Net Available Cash. If the Company objects to the Estimated Net Available Cash calculation, the parties shall attempt to resolve such dispute by negotiation and mutually agree upon the Final Net Available Cash. Parent shall cooperate with the Company and provide the Company and the Company's certified public accountants with reasonable access to all information used by Parent to prepare the Closing Statement. If the parties are unable to resolve such dispute within three (3) days of any objection by the Company, the parties shall appoint one of the five
(5) largest independent certified public accounting firms, as shall be mutually agreed upon, who shall, at Parent's and the Company's joint expense, review the Closing Statement and Estimated Net Available Cash calculation and determine the adjustment to the Estimated Net Available Cash, if any, necessitated. The finding of such accounting firm shall be deemed to be the Final Net Available Cash and shall be binding on the parties hereto.

         2.4 Closing of the Company Transfer Books. Upon the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares (other than shares into which the capital stock of Merger Sub is to be converted pursuant to the Merger) shall thereafter be made. After the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration.

         2.5 Stock Options; Warrants.

             (a) Subject to Section 2.5(b) hereof, at the Effective Time, each outstanding option to purchase Company Shares (a "Company Option") shall be converted into and become rights to purchase Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement or, for Company Options granted after the date hereof, as in effect on the date of such grants) of the stock option plan under which it was issued and or the terms of the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of Company Shares subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged. The Company's 1999 Employee Stock Option Plan (the "Company Stock Option Plan"), shall be cancelled upon the Merger.

             (b) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 2.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights in connection with the Merger with respect thereto other than those specifically provided in this Section 2.5.

             (c) Upon the Effective Time, Parent shall honor all Company Warrants (as defined in Section 3.2 hereof). The Company Warrants shall thereupon be exercisable in accordance with the terms thereof for such number of shares of Parent Common Stock as equals (i) the number of Company Shares for which the Company Warrants were exercisable multiplied by (ii) the Exchange Ratio. The exercise price for the Company Warrants shall thereupon be the exercise price for the Company Warrants prior to the Effective Time divided by the Exchange Ratio and the number of underlying securities shall be proportionately adjusted and rounded as provided for Company Options unless otherwise provided in the Company Warrant.

         2.6 Merger Sub Ordinary Shares. The ordinary shares of Merger Sub outstanding or held in treasury immediately prior to the Effective Time shall not be affected by the Merger but shall be converted into the same number of shares of the Surviving Corporation without further action.

         2.7 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         References herein to the Company Disclosure Schedule shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, and any other sections or subsections to which it is readily apparent from a reading of such disclosure, which have been delivered on the date hereof by the Company to Parent.

The Company hereby represents and warrants to Parent as follows:

         3.1 Corporate Organization; Charter Documents.

             (a) Each of the Company and its subsidiaries is a corporation duly organized and validly existing and, where applicable, in good standing, under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and, where applicable is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. Except as disclosed on the Company Disclosure Schedule, the Company does not, directly or indirectly, own any stock or other equity interests in, or act as a general partner or managing member of, any corporation, limited liability company, partnership, joint venture or other legal entity.

             (b) The Company has  previously  furnished to Parent a complete and correct copy of its Memorandum of Association and Articles of Association as amended to the date of this Agreement (together, the "Company Charter Documents") and a complete and correct copy of the equivalent organizational documents of its subsidiaries. Such Company Charter Documents and equivalent organizational documents of each of the Company's subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of Company Charter Documents, and no subsidiary of the Company is in violation of its equivalent organizational documents.

         3.2 Capitalization. The authorized capital stock of the Company consists of 26,500,000 shares of Company Shares. As of the date hereof, there are 12,706,339 shares of Company Shares issued and outstanding. As of the date hereof, there are 1,790,078 Company Shares issuable upon exercise of outstanding stock options under the Company Stock Option Plan. As of the date hereof, there are no shares of Company Shares issuable upon exercise of outstanding warrants to purchase shares of Company Shares. The Company Disclosure Schedule 3.2 sets forth a schedule of all options which may be exercised for issuance of Company Shares and the terms upon which the options may be exercised (the "Company Stock Options") and all warrants which may be exercised for issuance of Company Shares and the terms upon which the warrants may be exercised. The Company has previously furnished to Parent true and complete copies of the option plans and grant agreements pursuant to which the Company Stock Options were granted and a true and complete list of each outstanding Company Stock Option. All issued and outstanding shares of Company Shares have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights. Except as disclosed in the Company Disclosure Schedule, the Company has not granted and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of the Company or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

         3.3 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the shareholders of the Company to this Agreement, the Merger and the other transactions contemplated by this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of this Agreement, the Merger and the other transactions contemplated by this Agreement by the Required Company Shareholder Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub and the approval of this Agreement, the Merger and the other transactions contemplated by this Agreement by the Required Company Shareholder Vote, constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting creditors' rights generally and laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Subject to the provisions of Section 320(c) of the Israeli Companies Law, the affirmative vote of 75% (seventy-five percent) of the voting shares of Company present and voting at the Company Shareholders Meeting (as defined below) at which a quorum is present is a sufficient vote of the holders of any Company Shares necessary to approve the Merger (the "Required Company Shareholder Vote"). The quorum required for the Company Shareholders Meeting is shareholders holding collectively at least one-third of the issued share capital of Company (present in person or by proxy). No statutory vote of: (i) any creditor of Company, (ii) any holder of any option or warrant granted by Company; or (iii) any shareholder of any of Company's subsidiaries is necessary in order to approve this Agreement, or to approve or permit the consummation of the Merger and the other transactions contemplated by this Agreement.

         3.4 No Conflict; Required Filings and Consents.

             (a) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof, nor compliance by the Company with any of the terms or provisions hereof, will (i) assuming the Required Company Shareholder Vote is duly obtained, violate any provision of the Company Charter Documents, (ii) assuming that the Required Company Shareholder Vote is duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its properties or assets, or (iii) except as set forth in the Company Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets, financial condition or prospects of the Company and which will not prevent or delay the consummation of the transactions contemplated hereby.

             (b) Other than with respect to procedures under the Israeli Companies Law, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity") with respect to the Company or its subsidiaries, except: (i) for: (A) compliance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities laws ("Blue Sky Laws"); (B) consent of the Office of the Chief Scientist of the Israeli Ministry of Trade & Industry ("OCS") to the change in ownership of Company to be effected by the Merger (the "OCS Approval"); (C) filings with, and approval by, the Investment Center of the Israeli Ministry of Trade & Industry (the "Investment Center") of the change in ownership of Company to be effected by the Merger (the "Investment Center Approval"); (D) obtaining the Israeli Tax Ruling (as defined in Section 5.17(c)); (E) obtaining the Israeli Securities Exemptions (as defined in Section 5.17(d)); and (F) other filings and recordation as required by Governmental Entities other than those in the United States or Israel; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications:
(A) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, or (B) would not prevent or materially delay consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         3.5 Financial Statements.

             (a) The Company Public Filings (as hereinafter defined) set forth copies of: (i) the balance sheets of the Company as of December 31, 2002 and December 31, 2001, and the statements of operations, and shareholders' deficit and cash flows for the years ended December 31, 2002, December 31, 2001 and December 31, 2000, in each case accompanied by the audit report of E&Y, independent accountants with respect to the Company, and (ii) the unaudited balance sheets of the Company as of March 31, 2003 (the "Company March Balance Sheets") and the unaudited statements of operations, and shareholders' equity and cash flows for the three-month period ended March 31, 2003 (collectively, the "Company Financial Statements"). The Company Financial Statements (including the related notes) have been prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP") during the periods involved (except as may be indicated therein or in the notes thereto), and present fairly the consolidated financial position of the Company as of the respective dates set forth therein, and the consolidated results of the Company's operations and its cash flows for the respective periods set forth therein in accordance with GAAP (subject, in case of any unaudited interim financial statements, to normal year-end adjustments).

             (b) The books and records of the Company are being maintained in material compliance with applicable legal and accounting requirements.

             (c) Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements (including the notes thereto), as of December 31, 2002, the Company had no liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets, financial condition or prospects of the Company which were required by GAAP (consistently applied) to be disclosed in the Company's consolidated financial statements as of December 31, 2002 or the notes thereto. The Company has not incurred any liabilities except in the ordinary course of business and consistent with past practice, except as related to the transactions contemplated by this Agreement.

         3.6 Absence of Certain Changes or Events.

             (a) Except as disclosed in the Company Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of the Company since March 31, 2003 and, to the best of the Company's knowledge, no facts or condition exists which the Company believes will cause such a material adverse change in the future.

             (b) Except as set forth in the Company Disclosure Schedule, the Company has not taken or permitted any of the actions set forth in Section 5.2 hereof between March 31, 2003 and the date hereof and, except for execution of this Agreement, the Company has conducted its business only in the ordinary course, consistent with past practice.

         3.7 Legal   Proceedings.   Except  as  disclosed  in  the  Company
Disclosure Schedule, the Company is not a party to any, and there are no pending or, to the best of the Company's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any officer or director of the Company in his or her capacity as such. Except as disclosed in the Company Disclosure Schedule, the Company is not a party to any pending order, judgment or decree entered in any lawsuit or proceeding.

         3.8 Compliance with Law. The business of the Company has been conducted in all material respects in accordance with all applicable laws, rules, regulations, orders and other requirements of governmental and self-regulating authorities, including, without limitation, all environmental laws, all laws, regulations and orders relating to anti-trust or trade regulation, employment practices and procedures, the health and safety of employees and consumer credit and the United States Foreign Corrupt Practices Act of 1977, except for any matter otherwise covered by this sentence which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, operations, assets, financial condition or prospects of the Company. To its knowledge, the Company has not received any notice of alleged violations of any laws, rules, regulations, orders or other requirements of governmental or self-regulatory authorities.

         3.9 Taxes and Tax Returns.

             (a) Filing of Tax Returns and Payment of Taxes. The Company has timely filed all Tax Returns (as hereinafter defined) required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all respects. All Taxes (as hereinafter defined) that have become due and payable by the Company have been timely paid, and the Company will not be liable for any additional Taxes in respect of any taxable period or any portion thereof ending on or before the date of this Agreement in an amount that exceeds the corresponding reserve therefor separately identified in the Company Disclosure Schedule, if any, as reflected in the accounting records of the Company, and any Taxes of the Company arising after such date will be incurred in the ordinary course of the Company's business. The Company has made available to Parent true, correct and complete copies of all Tax Returns with respect to income taxes filed by or with respect to it with respect to taxable periods ended on or after December 31, 2000, and has delivered or made available to Parent all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

             (b) Deficiencies. No deficiency or proposed adjustment in respect of Taxes has been proposed, asserted or assessed by any Taxing authority against the Company.

             (c) Liens. There are no liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company.

             (d) Extensions to Statute of Limitations for Assessment of Taxes. The Company has not consented to extend the time in which any Tax may be assessed or collected by any Taxing authority.

             (e) Extensions of the Time for Filing Tax Returns. Except as set forth in the Company Disclosure Schedule, the Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the date of this Agreement.

             (f) Pending Proceedings. There is no action, suit, Taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or, to the knowledge of the Company, threatened, against or with respect to the Company. There are no outstanding adjustments, deficiencies, additional assessments or refund claims proposed or outstanding with respect to any Tax or Tax Return of the Company.

             (g) No Failures to File Tax Returns. No claim has ever been made by a Taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

             (h) Tax Sharing, Allocation, or Indemnity Agreements. The Company is not a party to or bound by any Tax sharing or allocation agreement and has no current or potential contractual obligation to indemnify any other person with respect to Taxes.

             (i) Withholding Taxes. The Company has timely withheld and timely paid all Taxes which are required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor or other person.

             (j) Tax-Free Merger. The Company has not taken any action, nor does the Company know of any fact, that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Code Section 368.

             (k) Certain Defined Terms. As used in this Agreement:

                    (i)  Tax  or  Taxes  (and  with   correlative   meaning,
                Taxable and Taxing) means any United States, Israeli, federal, provincial, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, net worth, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or similar levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

                    (ii) Tax  Return  means any return,  declaration,  report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

         3.10 Board  Approval.  The Board of  Directors of the Company has duly:
(a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of the Company to its creditors; (b) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (c) determined to recommend that the shareholders of the Company approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         3.11 Transactions With Affiliates. Except as disclosed in the Company Disclosure Schedule, no affiliate, as such term is defined in Rule 405 promulgated under the Securities Act, of the Company (i) has any material direct or indirect interest in any entity which transacts business with the Company,
(ii) has any direct or indirect interest in any property, asset or right which is used by the Company in the conduct of its business, (iii) has any other contractual relationship with the Company in respect of its business (other than employment agreements and option agreements in the ordinary course of business),
(iv) owns any asset used by the Company in connection with its business or (v) has made or received any loans or other debt financing to or from the Company other than compensation described in the Company Disclosure Schedule or the documents listed therein.

         3.12 Broker's and Other Fees.  Except for fees and expenses  payable to
(i) Atlantis Equities, Inc. ("Atlantis") pursuant to a finder letter agreement dated May 1, 2003, as amended on June 30, 2003, a true, correct and complete copy of which has been provided to Parent and which has not been amended or modified in any respect, and (ii) Elie Housman as a consultant pursuant to an oral agreement with the Company as disclosed in the Company Disclosure Schedule, both of which claims the Company shall satisfy, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, including the Merger.

         3.13 Public Filings. The Company has previously made available to Parent a complete copy of each filing by the Company with the Market Authority of Nasdaq Europe since December 31, 1999 pursuant to the Nasdaq Europe Rule Book (collectively, the "Company Public Filings"). Since January 1, 2000, the Company has timely filed all reports and filings that it was required to file with the Market Authority of Nasdaq Europe, all of which complied in all material respects with the rules and regulations thereunder. As of their respective dates, each such report or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.14 Registration Statement; Prospectus/Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (including amendments or supplements thereto) will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Company for inclusion in the Proxy Statement to be filed by Parent and Company with the SEC as part of the Registration Statement pursuant to Section 1.5(a) hereof will, at the date or dates mailed to the shareholders of the Company, and at the time of Company Shareholders Meeting in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the Israeli Companies Law and the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder. If at any time prior to Company Shareholders Meeting, any event relating to Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in the Registration Statement or Proxy Statement.

         3.15 Disclosure. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         References herein to the Parent Disclosure Schedule shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, and any other sections or subsections to which it is readily apparent from a reading of such disclosure, which have been delivered on the date hereof by Parent to the Company.

         Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

         4.1 Corporate Organization.

             (a) Parent is a corporation duly organized and validly existing and, where applicable, in good standing, under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Parent is duly qualified or licensed as a foreign corporation to do business, and, where applicable is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent. Parent does not, directly or indirectly, own any stock or other equity interests in, or act as a general partner or managing member of, any corporation, limited liability company, partnership, joint venture or other legal entity other than the Merger Sub. However, Parent is in the process of incorporating a wholly-owned subsidiary under the laws of the State of Delaware in order to effectuate the Reincorporation pursuant to Section 1.9 hereof.

             (b) Parent has previously furnished to the Company a complete and correct copy of its Articles of Incorporation and By-laws as amended to the date of this Agreement (together, the "Parent Charter Documents"). Such Parent
Charter Documents are in full force and effect. Parent is not in violation of any of the provisions of Parent Charter Documents.

             (c) Merger Sub is a corporation duly organized and validly existing under the laws of Israel.

         4.2 Capitalization. The authorized capital stock of Parent consists of 10,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, no par value per share ("Parent Preferred Stock"). As of the date hereof, there are 6,159,530 shares of Parent Common Stock issued and outstanding and no shares of Parent Preferred Stock issued and outstanding. As of the date hereof, there are 183,500 shares of Parent Common Stock issuable upon exercise of outstanding stock options under its Stock Option Plan of 2000 (the "Parent Stock Option Plan"), 35,000 shares of Parent Common Stock issuable upon exercise of outstanding stock options outside of the Parent Stock Option Plan, and 20,000 shares of Parent Common Stock issuable upon exercise of outstanding warrants to purchase shares of Parent Common Stock. The Parent Disclosure Schedule sets forth a schedule of all options and warrants which may be exercised for issuance of Parent Common Stock and the terms upon which the options and the warrants may be exercised ("Parent Stock Options"). Parent has previously furnished to the Company true and complete copies of the option plans and grant agreements pursuant to which the Parent Stock Options were granted and a true and complete list of each outstanding Parent Stock Option. All issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights. Except for the Parent Stock Options disclosed in the Parent Disclosure Schedule, Parent has not granted and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Parent or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

         4.3 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and by Merger Sub and the performance by each of Parent and Merger Sub of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub other than a vote by Parent's shareholders are necessary to authorize this Agreement or for each of Parent and Merger Sub to perform its obligations hereunder, including the issuance of Parent Common Stock in connection with the Merger. This Agreement has been duly and validly executed and delivered by Parent and by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal and binding obligation of Parent and of Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting creditors' rights generally and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         4.4 No Conflict; Required Filings and Consents.

             (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not: (i) conflict with or violate the Parent Charter Documents; (ii) subject to compliance with the requirements set forth in Section 3.4(b) (or the Parent Disclosure Schedule) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which its properties are bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to, any material Contract to which Parent is a party or by which Parent or its properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (ii) or (iii), individually or in the aggregate: (A) reasonably be expected to have a material adverse effect on Parent or (B) prevent or materially delay consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

             (b) Other than with respect to procedures under the Israeli Companies Law, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity with respect to Parent and Merger Sub except: (i) for: (A) compliance with applicable requirements of the Securities Act, the Exchange Act and Blue Sky Laws; (B) the OCS Approval; (C) obtaining the Investment Center Approval; (D) obtaining the Israeli Tax Ruling (as defined in Section 5.17(c)); (E) obtaining the Israeli Securities Exemptions (as defined in Section 5.17(d)); and (F) other filings and recordation as required by Governmental Entities other than those in the United States or Israel; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications: (A) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent, or (B) would not prevent or materially delay consummation of the Merger or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

         4.5 Financial Statements.

             (a) The Parent SEC Filings set forth copies of: the balance  sheets of Parent as of March 31, 2003 (the "Parent March Balance Sheet") and March 31, 2002, and the statements of operations, shareholders' equity and comprehensive income (loss) for the years ended March 31, 2003, March 31, 2002 and March 31, 2001, in each case accompanied by the audit report of KPMG, independent public accountants with respect to Parent (collectively, the "Parent Financial Statements"). Parent Financial Statements (including the related notes) have been prepared in accordance with GAAP during the periods involved (except as may be indicated therein or in the notes thereto), and present fairly the consolidated financial position of Parent as of the respective dates set forth therein, and the consolidated results of Parent's operations and its cash flows for the respective periods set forth therein in accordance with GAAP (subject, in case of any unaudited interim financial statements, to normal year end adjustments).

             (b) The books and records of Parent are being maintained in material compliance with applicable legal and accounting requirements.

             (c) Except as and to the extent reflected, disclosed or reserved against in Parent Financial Statements (including the notes thereto), as of March 31, 2003, Parent had no liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets, financial condition or prospects of Parent which were required by GAAP (consistently applied) to be disclosed in Parent's consolidated financial statements as of March 31, 2003 or the notes thereto. Since March 31, 2003, Parent has not incurred any liabilities except in the ordinary course of business and consistent with past practice, except as related to the transactions contemplated by this Agreement.

         4.6 SEC Filings. Parent has previously made available to the Company a complete copy of each filing by Parent with the SEC since December 31, 1999 pursuant to the Securities Act or the Exchange Act (collectively, the "Parent SEC Filings"). Since January 1, 2000, Parent has timely filed, and will timely file, all reports, proxy statements, registration statements and filings that Parent was or will be required to file with the SEC under the Securities Act and the Exchange Act, all of which complied or will comply in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, including Regulation S-X. As of their respective dates, the Parent SEC Filings, as well as each such report, proxy statement, registration statement, form or other document to be filed by Parent with the SEC after the date hereof and prior to the Effective Time, including without limitation, any financial statements or schedules included therein, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         4.7 Absence of Certain Changes or Events.

             (a) Except as disclosed in the Parent Disclosure Schedule and the Parent SEC Filings, there has not been any material adverse change in the business, operations, assets or financial condition of Parent since March 31, 2003 and, to the best of Parent's knowledge, no facts or condition exists which Parent believes will cause such a material adverse change in the future.

             (b) Except as set forth in the Parent Disclosure Schedule, Parent has not taken or permitted any of the actions set forth in Section 5.2 hereof between March 31, 2003 and the date hereof and, except for execution of this Agreement, Parent has conducted its business only in the ordinary course, consistent with past practice.

         4.8 Legal Proceedings. Except as disclosed in the Parent Disclosure Schedule, Parent is not a party to any, and there are no pending or, to the best of Parent's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Parent or any officer or director of Parent in his or her capacity as such. Except as disclosed in the Parent Disclosure Schedule, Parent is not a party to any order, judgment or decree entered in any lawsuit or proceeding.

         4.9 Compliance with Law. The business of Parent has been conducted in all material respects in accordance with all applicable laws, rules, regulations, orders and other requirements of governmental and self-regulating authorities, including, without limitation, all environmental laws, all laws, regulations and orders relating to anti-trust or trade regulation, employment practices and procedures, the health and safety of employees and consumer credit and the United States Foreign Corrupt Practices Act of 1977, except for any matter otherwise covered by this sentence which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, operations, assets, financial condition or prospects of Parent. To its knowledge, Parent has not received any notice of alleged violations of any laws, rules, regulations, orders or other requirements of governmental or self-regulatory authorities.

         4.10 Taxes and Tax Returns.

             (a) Filing of Tax Returns and Payment of Taxes. Parent has timely filed all Tax Returns (as hereinafter defined) required to be filed by it as of the date hereof, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all respects. All Taxes (as hereinafter defined) that have become due and payable by Parent have been timely paid, and Parent will not be liable for any additional Taxes in respect of any taxable period or any portion thereof ending on or before the date of this Agreement in an amount that exceeds the corresponding reserve therefor separately identified in the Parent Disclosure Schedule, if any, as reflected in the accounting records of Parent, and any Taxes of Parent arising after such date will be incurred in the ordinary course of Parent's business. Parent has made available to the Company true, correct and complete copies of all Tax Returns with respect to income taxes filed by or with respect to it with respect to taxable periods ended on or after March 31, 1999, and has delivered or made available to the Company all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, and statements of deficiencies assessed against or agreed to by Parent.

             (b) Deficiencies. No deficiency or proposed adjustment in respect of Taxes has been proposed, asserted or assessed by any Taxing authority against Parent.

             (c) Liens. There are no liens for Taxes (other than current Taxes not yet due and payable) on the assets of Parent.

             (d) Extensions to Statute of Limitations for Assessment of Taxes. Parent has not consented to extend the time in which any Tax may be assessed or collected by any Taxing authority.

             (e) Extensions of the Time for Filing Tax Returns. Except as set forth in the Parent Disclosure Schedule, Parent has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the date of this Agreement.

             (f) Pending Proceedings. There is no action, suit, Taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or, to the knowledge of Parent, threatened, against or with respect to Parent. There are no outstanding adjustments, deficiencies, additional assessments or refund claims proposed or outstanding with respect to any Tax or Tax Return of Parent.

             (g) No Failures to File Tax Returns. No claim has ever been made by a Taxing authority in a jurisdiction where Parent does not pay Tax or file Tax Returns that Parent is or may be subject to Taxes assessed by such jurisdiction.

             (h) Tax Sharing, Allocation, or Indemnity Agreements. Parent is not a party to or bound by any Tax sharing or allocation agreement and has no current or potential contractual obligation to indemnify any other person with respect to Taxes, except in connection with license agreements.

             (i) Withholding Taxes. Parent has timely withheld and timely paid all Taxes which are required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor or other person.

             (j) Tax-Free Merger. Parent has not taken any action, nor does Parent know of any fact, that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Code Section 368.

         4.11 Board Approval.

             (a) The Board of Directors of Parent has: (a) determined that the Merger is fair to, and in the best interests of, Parent and its shareholders;
(b) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (c) determined to recommend that the shareholders of Parent approve this Agreement, the Merger, the Parent Shareholder Proposals and the other transactions contemplated by this Agreement.

             (b) The Board of Directors of Merger Sub has unanimously: (a) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole shareholder, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors; (b) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (c) determined to recommend that the sole shareholder of Merger Sub approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         4.12 Transactions With Affiliates. Except as disclosed in the Parent Disclosure Schedule, since January 1, 2001, no affiliate, as such term is defined in Rule 405 promulgated under the Securities Act, of Parent (i) has any material direct or indirect interest in any entity which transacts business with Parent, (ii) has any direct or indirect interest in any property, asset or right which is used by Parent in the conduct of its business, (iii) has any other contractual relationship with Parent in respect of its business (other than employment agreements and option agreements in the ordinary course of business),
(iv) owns any asset used by Parent in connection with its business, or (v) has made or received any loans or other debt financing to or from Parent other than compensation described in the Parent Disclosure Schedule or the documents listed therein.

         4.13 Broker's and Other Fees. Except for fees and expenses payable to Belgravia Investment Partners LLC pursuant to a letter agreement dated June 11, 2003, as amended on June 23, 2003, a true, correct and complete copy of which has been provided to the Company and which has not been amended or modified in any respect, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, including the Merger.

         4.14 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date or dates mailed to the shareholders of the Company and Parent and at the time of the Shareholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act. If at any time prior to the Shareholders Meetings, any event relating to Parent or Merger Sub should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in the Registration Statement or Proxy Statement.

         4.15 Parent Common Stock. At the Effective Time, the Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Parent, with no personal liability attaching to the ownership thereof. The Parent Common Stock to be issued pursuant to the Merger will be registered under the Securities Act and issued without any legend thereon, except as may be required pursuant to Rule 145 promulgated under the Securities Act (regardless of whether Company Shares exchanged therefor were legended), in accordance with all applicable state and federal laws, rules and regulations.

         4.16 Disclosure. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

         5.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, each of Parent and the Company shall:

              (i)  conduct  its  business  only  in  the  ordinary   course  and
         consistent with prudent and prior business practice, except for transactions permitted hereunder, including the Parent's sale of its operating assets, or with the prior written consent of the other party, which consent will not be unreasonably withheld; and

              (ii) confer on a reasonable basis with each other regarding operational matters and other matters related to the Merger.

         5.2 Prohibited Actions Pending Closing. Except as provided in this Agreement and as disclosed in either the Company Disclosure Schedule or Parent Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, neither the Company nor Parent shall:

              (i) amend or otherwise change its Articles of Association or Articles of Incorporation, as the case may be, or other governing documents;

              (ii) issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to, any shares of their capital stock or any other of their securities (other than the exercise of presently outstanding options or warrants);

              (iii) declare, set aside, make or pay any dividend or other distribution to its shareholders, or redeem, purchase or otherwise acquire, directly or indirectly, any of their capital stock, or authorize or effect any split-up or any recapitalization or make any changes in their authorized or issued capital stock;

              (iv) sell, license or otherwise dispose of, or agree to sell, license or dispose of, any of its assets or properties, other than any assets or properties where such sale, license or disposition occurs or is to occur in the ordinary course of business consistent with past practice;

              (v) take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated hereby;

              (vi) except as disclosed in Sections 3.11 or 4.12, pay any finders or investment bankers' fees in connection with the transactions contemplated by this Agreement; or

              (vii) take any action prior to the Effective Time which would materially breach any of the representations and warranties contained in this Agreement.

         5.3 Litigation. Each of Parent and the Company shall promptly notify the other party of (a) any lawsuits, claims, proceedings or investigations of which it has knowledge which after the date hereof are threatened or commenced against it or against any of its officers, directors, employees, consultants, agents or shareholders with respect to or affecting its business or (b) any material change in the status of legal proceedings reported in the Company Disclosure Schedule or the Parent Disclosure Schedule, whichever is applicable.

         5.4 Current Information. During the period from the date of this Agreement to the Effective Time, each of the Company and Parent will cause one or more of its designated representatives to confer with representatives of the other party on a monthly basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Each of Parent and the Company shall promptly notify the other party of any material events regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Parent shall file its Exchange Act reports with the SEC on a timely basis, and shall provide copy of the Exchange Act report in draft form to the Company at least one (1) business day prior to the proposed filing date. From the period beginning immediately following the delivery by Parent of the Closing Statement as required by Section 2.3(c) until the Closing Date, Parent shall notify the Company with respect to any activity in its bank accounts, including, without limitation, uncashed checks, checks written out to third parties, withdrawals from such accounts or any other activity which would have the effect of affecting the calculation of Final Net Available Cash.



         5.5 Due Diligence; Access to Properties and Records.

         (a) The Company shall permit Parent and its representatives, and Parent shall permit the Company and its representatives, reasonable access to their respective properties, and shall disclose and make available to (and allow copies to be made of) Parent and its representatives, or the Company and its representatives as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Parent and its representatives or the Company and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use reasonable efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and shall, in all respects, be subject to the Confidentiality Agreement previously entered into between Parent and the Company.

         5.6 Governmental Consents. The parties hereto will cooperate with each other and use all reasonable efforts to prepare, file and diligently pursue all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible. The parties shall each have the right to review in advance all filings with, including all information relating to the other, as the case may be, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

         5.7 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

         5.8 Public Announcements. Parent and the Company shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger contemplated hereby, and Parent and the Company agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transaction contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel, provided that the party issuing the release will provide to the other party a draft of the release prior to issuance.

         5.9 Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), no supplement or amendment to such Schedules shall correct or cure any representation, warranty or covenant which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

         5.10 Tax-Free Merger Status. The parties hereto shall take (or refrain from taking) any and all actions necessary to ensure that, for United States federal income tax purposes: (i) the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(1)(B) of the Code, and (iii) that the tax consequences to the shareholders of both companies are minimized.

         5.11 Nasdaq or Amex Listing. The parties hereto will cooperate with each other and use all reasonable efforts to prepare, file and diligently pursue all necessary documentation and take all actions reasonably necessary in an effort to secure the listing of the Parent Common Stock on The Nasdaq SmallCap Market or American Stock Exchange, as the case may be.

         5.12 Notice of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, as the case may be, of (i) the occurrence, or non-occurrence, of any event the respective occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate and (ii) any material failure of the Company or Parent, as the case may be, to comply or satisfy any covenant, condition or agreement to be complied with under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not relieve any party giving such notice of its obligation hereunder.

         5.13 Sale of Operating Assets; Available Cash. Parent shall use its best efforts to sell its operating assets and conduct its business so that, as of the Effective Time, Parent shall have Net Available Cash in the amount of at least $2,000,000 net of all liabilities, whether fixed, accrued or contingent. The agreement with respect to the sale of Parent's operating assets shall be satisfactory to the Company and shall contain an express assumption of all liabilities of Parent's operating business.

         5.14 Resignation of Officers and Directors. On or prior to the Closing, Parent shall deliver, or cause to be delivered, to the Company the resignation of each officer and director of Parent, effective at the Effective Time.

         5.15 Merger Proposal. As promptly as practicable after the execution and delivery of this Agreement: (a) the Company and Merger Sub shall cause a merger proposal (in the Hebrew language) in the form of Exhibit D (the "Merger Proposal") to be executed in accordance with Section 316 of the Israeli
Companies Law; (b) the Company and Merger Sub shall call the Company Shareholders Meeting and a general meeting of Merger Sub's shareholders, respectively, and (c) each of Company and Merger Sub shall deliver the Merger Proposal to the Companies Registrar within three (3) days from the calling of such shareholders meetings. The Company and Merger Sub shall cause a copy of the Merger Proposal to be delivered to each of their respective secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar and shall promptly inform their respective non-secured creditors of the Merger Proposal and its contents in accordance with Section 318 of the Israeli Companies Law and the regulations promulgated thereunder and as set forth in subsections (a) and (b) below. Promptly after the Company and Merger Sub shall have complied with the preceding sentence and with subsections (a) and (b) below, but in any event no more than three (3) business days following the date on which such notice was sent to the creditors, the Company and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the Companies Law, that notice was given to their respective creditors under Section 318 of the Israeli Companies Law and the regulations promulgated thereunder. Without derogating from the above, each of the Company and, if applicable, Merger Sub, shall:

         (a) Publish a notice to its creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, the Company's registered offices or Merger Sub's registered offices, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, in (A) two (2) daily Hebrew newspapers, on the day that the Merger Proposal is submitted to the Companies Registrar, (B) a widespread newspaper in Belgium, no later than three (3) business days following the day on which the Merger Proposal was submitted to the Companies Registrar, and (C) if required, in such other manner as may be required by applicable law and regulations;

         (b) Within four (4) business days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the "Substantial Creditors" (as such term is defined in the regulations promulgated under the Israeli Companies Law) that the Company or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in subsection (i) above; and

         (c) If it employs 50 or more persons, send to the "employees committee" or display in a prominent place at the Company's premises, a copy of the notice published in a daily Hebrew newspaper (as referred to in subsection (i)(A) above), no later than three (3) business days following the day on which the Merger Proposal was submitted to the Companies Registrar.

         5.16 Shareholders Meetings.

         (a) The Company shall take all steps necessary to duly call, give notice of, convene and hold the Company Shareholders Meeting for the purpose set forth in Section 1.4(a) hereof.

         (b) Parent shall take all steps necessary to duly call, give notice of, convene and hold the Parent Shareholders Meeting for the purpose set forth in
Section 1.4(b) hereof and, in its capacity as the sole shareholder of Merger Sub, shall approve and adopt this Agreement and the transactions contemplated hereby as set forth in Section 1.4(c) hereof.

         5.17 Israeli Approvals.

         (a) Government Filings.

              (i) The parties hereto shall respond as promptly as practicable to any inquiries or requests received from the Commissioner of Israeli Restrictive Trade Practices for additional information or documentation;

              (ii) Each party to this Agreement shall use all reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to, or filed by such party with, any Israeli Governmental Entity with respect to the Merger. Without limiting the generality of the foregoing, the Company and Parent shall use all reasonable efforts to obtain, as promptly as practicable after the date of this Agreement, the following consents and approvals, and any other consents and approvals that may be required pursuant to Israeli legal requirements in connection with the Merger: (i) the OCS Approval; and
         (ii) the Investment Center Approval. In this connection, Parent shall provide to the OCS and the Investment Center any information, and shall execute any undertakings, customarily requested by such authorities as a condition to the OCS Approval or Investment Center Approval (including, without limitation, if requested, the standard undertaking with respect to the observance by Parent, as shareholder of Company or the Surviving Corporation, of the requirements of The Encouragement of Research and Development in Industry Law, 5744-1984 of the State of Israel, as amended from time to time (the "R&D Law") as well as the regulations issued pursuant to the R&D Law, including in respect of the transfer outside Israel of know how or production rights developed with financing from the OCS, or any other standard undertaking that may be required pursuant to any amendment of the R&D Law).

         (b) Legal Proceedings. Each party to this Agreement shall: (i) give the other parties prompt notice of the commencement of any legal proceeding by or before any Israeli Governmental Entity with respect to the Merger; (ii) keep the other parties informed as to the status of any such legal proceeding; and (iii) promptly inform the other parties of any communication to the Commissioner of Israeli Restrictive Trade Practices, the OCS, the Investment Center, the Israeli Securities Authority, the Israeli Income Tax Commission, the Companies Registrar or any other Israeli Governmental Entity regarding the Merger. The parties to this Agreement will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Israeli legal proceeding relating to the Merger pursuant to a joint defense agreement separately agreed to.

         (c) Israeli Tax Rulings. As promptly as practically possible after the execution and delivery of this Agreement, the Company shall apply to the Israeli Income Tax Commissioner for a tax ruling certifying that for Israeli income tax purposes (i) the Company and its shareholders shall not recognize any gain or loss as a result of the Merger, (ii) the Company shareholders shall (a) have a carryover basis with respect to the Parent Common Stock received in connection with the Merger, (b) include the period for which they have held the Company Ordinary Shares converted in connection with the Merger in determining the period for which they hold Parent Common Stock received in connection with the Merger, and (c) upon disposition of the Parent Common Stock received in connection with the Merger, be subject to the same Israeli income tax rates that would have applied had no tax ruling been obtained, and (iii) the Company employees whose Company Options shall be converted into the rights to purchase Parent Common Stock pursuant to Section 2.5, shall not be subject to Israeli income tax as a result of such conversion.

         (d) Israeli Securities Law Exemption. Parent shall use its reasonable best efforts to either: (i) obtain an exemption from the Israeli Securities Authority (the "ISA") from any prospectus requirements with respect to the exchange of Company Shares and Company Options held by Israeli residents or (ii) comply with respect to the foregoing with the prospectus requirements of the Israeli Securities Law, 1968 and the regulations adopted thereunder, as such requirements may be modified by the ISA.

         5.18 Termination of Parent Employee Benefit Plans. Prior to the Effective Time, Parent shall terminate all of its employee benefit plans, except with respect to its outstanding stock options.

                                                    ARTICLE VI

                                                CLOSING CONDITIONS

         6.1 Conditions of Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

              (a) Approval of Shareholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company and of Parent, and all of the Parent Shareholder Proposals shall have been approved by the requisite vote of the shareholders of Parent. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Parent Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

              (b) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger or any of the other transactions contemplated hereby; and no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger or any other transactions contemplated hereby.

              (c) Israeli Governmental Entity Approvals. All Israeli Governmental Entity approvals required pursuant to Israeli legal requirements for the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained, including, without limitation, the OCS Approval, the Investment Center Approval, the tax ruling contemplated in Subsection 5.17(c)(i) and (ii), the Israeli Securities Exemption (or compliance with prospectus requirements), and the issuance by the Companies Registrar of a certificate evidencing the completion of the Merger in accordance with Section 323(5) of the Israeli Companies Law.

              (d)  Nasdaq  Europe  and  Belgian  Law  Approvals.  All  approvals required pursuant to the rules and regulations of Nasdaq Europe and the laws of Belgium for the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained, including, without limitation, the approval of the Belgian Banking and Finance Commission.

         6.2 Conditions To the Obligations of Parent and Merger Sub Under This Agreement. The obligations of Parent and Merger Sub under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

              (a) Representations and Warranties; Performance of Obligations of the Company. Except for those representations which are made as of a particular date, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. The Company shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Company Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Company Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

              (b) Opinions of Counsel. Parent shall have received (i) an opinion of Yossi Avraham & Co., Israeli counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to the matters set forth in Sections 3.1, 3.2, 3.3 and 3.4 of this Agreement with respect to the Company only, and with the exception of certain factual matters set forth in Subsections 3.1(a), 3.2 and 3.4(a), and (ii) an opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., U.S. counsel to the Company, to the effect that for United States federal income tax purposes the Merger will qualify as a tax-free reorganization within the meaning of the Code, and such other matters as are reasonably requested by Parent and its counsel.

              (c) Officers' Certificate. The Company shall have furnished Parent with an Officer's Certificate, duly executed by the Company's Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to the Closing set forth in Section 6.2 have been satisfied.

              (d) Regulatory Filings. All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby (other than immaterial government permits) shall have been obtained without any term or condition which would materially impair the value of the Company. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied, and any and all statutory waiting periods in respect thereof shall have expired.

              (e) Voting Agreements. Each shareholder of the Company who beneficially owns at least five percent (5%) of the outstanding capital stock of the Company shall each have executed and delivered to Parent a Voting Agreement, in the form attached as Exhibit B hereto, to the effect that each such shareholder shall vote in favor of the Merger and any other matters to be submitted to the shareholders of the Company pursuant to this Agreement.

              (f) Lock-Up Agreements. Each executive officer and director of the Company, and each of their respective affiliates, and each shareholder of the Company who will be a holder of at least five percent (5%) of the outstanding capital stock of Parent upon Closing, shall each have executed and delivered to Parent a written lock-up agreement, in substantially the form attached hereto as Exhibit C whereby each such person shall agree not to offer to sell or sell, dispose of, loan, pledge, hypothecate or grant any rights with respect to, any shares of Parent Common Stock, or any securities convertible into or exchangeable for shares thereof, for a period of three (3) months after the Effective Time and thereafter, such person may dispose of up to 25% of his or her shares every three (3) months.

              (g) Comfort Letter. The Company Comfort Letter shall have been delivered to Parent.

              (h) Directors. Two (2) directors designated by Parent shall have been elected, as of the Effective Time, to be members of the Boards of Directors of Parent.

              (i) Company Material Adverse Change. From the date of this Agreement to the Closing Date, there shall not have occurred a Company Material Adverse Change. For the purposes of this Agreement, a Company Material Adverse Change shall mean (i) termination of either or both of the Company's agreements with the Department of Resources Maintenance of Ministry of Internal Affairs of Ukraine (Contract numbers 20-12-15/30 and 10-82), (ii) the Company having cash or cash equivalents of less than $2,000,000 as of June 30, 2003 as reported in its quarterly report for such period, or (iii) a formal Israeli governmental investigation of the Company that has a material adverse effect on the business, financial condition and results of operations of the Company.

         6.3 Conditions To the Obligations of the Company Under This Agreement. The obligations of the Company under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

              (a) Representations and Warranties; Performance of Obligations of Parent. Except for those representations which are made as of a particular date, the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Parent shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Parent Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Parent Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

              (b) Opinion of Counsel. The Company shall have received an opinion of Wachtel & Masyr, LLP, outside counsel to Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to the matters set forth in Sections 4.1 (except as to the Merger Sub), 4.2, 4.3 and 4.4 (except as to the Merger Sub) of this Agreement and to the effect that for United States federal income tax purposes the Merger will qualify as a tax-free reorganization within the meaning of the Code, and such other matters as are reasonably requested by the Company and its counsel.

              (c) Officers' Certificate. Parent and Merger Sub shall have furnished the Company with an Officer's Certificate, duly executed by Parent's Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to the Closing set forth in this Section 6.3 have been satisfied.

              (d) Regulatory Filings. All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby (other than immaterial government permits) shall have been obtained without any term or condition which would materially impair the value of Parent. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied, and any and all statutory waiting periods in respect thereof shall have expired.

              (e) Voting Agreements. Each officer and director of Parent, and each of their respective affiliates, and certain shareholders of Parent who beneficially owns at least five percent (5%) of the outstanding capital stock of Parent as listed in Schedule 6.3(e) hereto shall each have executed and delivered to the Company a Voting Agreement, in the form attached as Exhibit A hereto, to the effect that each such shareholder shall vote in favor of the Merger and any other matters to be submitted to the shareholders of Parent pursuant to this Agreement.

              (f) Lock-Up Agreements. Each officer and director of Parent, and each of their respective affiliates, and certain of the shareholders of Parent who will be a holder of at least five percent (5%) of the outstanding capital stock of Parent upon Closing as listed on Schedule 6.3(f) hereto, shall each have executed and delivered to Parent a written lock-up agreement, in substantially the form attached hereto as Exhibit C, whereby each such person shall agree not to offer to sell or sell, dispose of, loan, pledge, hypothecate or grant any rights with respect to, any shares of Parent Common Stock, or any securities convertible into or exchangeable for shares thereof, for a period of three (3) months after the Effective Time and thereafter, such person may dispose of up to twenty-five (25%) of his or her shares every three (3) months; provided that (i) Mr. Corey P. Schlossman may dispose of up to fifty percent (50%) of his shares following the initial three-month period and up to twenty-five (25%) of such shares every three (3) months thereafter and (ii) 100,000 shares held by Digital Trust shall be subject to the same lock-up agreement as Mr. Schlossman.

              (g) Comfort Letter. The Parent Comfort Letter shall have been delivered to the Company.

              (h) Directors. Six (6) directors designated by the Company shall have been elected, as of the Effective Time, to be members of the Boards of Directors of Parent.

              (i) Sale of Parent's Operating Assets; Final Net Available Cash. Parent (i) shall have disposed of its operating assets, (ii) shall have Final Net Available Cash, as calculated in accordance with Section 2.3(c), of at least $1,500,000, and (iii) shall have no material liabilities, whether fixed, accrued or contingent, which in any event shall not exceed $50,000 in the aggregate.

              (j) Dissenters' Rights. Holders of no more than ten percent (10%) of the outstanding shares of Parent Common Stock shall have exercised and perfected dissenters' rights under the California Business Corporation Law in connection with the Merger.

                                   ARTICLE VII

                                NO SOLICITATION;
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 No Solicitation.

              (a) Unless and until this Agreement shall have been terminated pursuant to and in compliance with Section 7.2 hereof, neither Parent nor the Company shall (whether directly or indirectly through its respective advisors, agents or other intermediaries), nor shall the Company or Parent authorize or permit any of its respective officers, directors, agents, employees, representatives or advisors to (i) solicit, initiate, encourage (including by way of furnishing information) or take any action to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person (other than Parent or the Company, as the case may be, and its respective affiliates) relating to (A) any acquisition or purchase of any of the assets of the Company or Parent, as the case may be, or of any class of equity securities of the Company or Parent, as the case may be, (B) any tender offer (including a self tender offer) or exchange offer, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or Parent, as the case may be, or (D) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or would reasonably be expected to materially dilute the benefits to the other party hereto of the transactions contemplated by this Agreement (collectively, "Acquisition Proposals"), or agree to, recommend or endorse any Acquisition Proposal, (ii) enter into or execute any agreement with respect to any of the foregoing or (iii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets in connection with the foregoing, or otherwise cooperate in any way with, or participate in or assist, facilitate, or encourage, any effort or attempt by any other person (other than the Company or Parent, as the case may be, and its respective affiliates) to do or seek any of the foregoing. Notwithstanding anything in this Section 7.1 to the contrary, Parent may solicit, negotiate and agree to an offer to purchase its operating assets or business.

              (b) Nothing contained in this Agreement shall prohibit the Company or Parent (i) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with respect to a bona fide tender offer or exchange offer or Section 329 of the Israeli Companies Law, (ii) from making any disclosure of an Acquisition Proposal to its respective shareholders or otherwise if its respective Board of Directors concludes in good faith, within five (5) business days after consultation with its outside legal counsel, that such disclosure is necessary under applicable law or the failure to make such disclosure would be inconsistent with its fiduciary duties to its respective shareholders under applicable law or (iii) from participating in negotiations or discussions with or furnishing information to any person in connection with an Acquisition Proposal not solicited after the date hereof in breach of Section 7.1(a) above and which is submitted in writing by such person to the Board of Directors of the Company or Parent, as the case may be, after the date of this Agreement; provided, however, that prior to participating in any such discussions or negotiations or furnishing any information, within five (5) business days after its receipt of the Acquisition Proposal, the Board of Directors of Parent or the Company, as the case may be, shall have concluded in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as hereinafter defined) and, after consultation with its outside legal counsel, that failure to participate in such negotiations or discussions or furnishing such information would be inconsistent with its fiduciary duties to the shareholders of Parent or the Company, as the case may be, under applicable law. The Company or Parent, as the case may be, shall (i) promptly notify the other party hereto (but in no event later than two (2) business days thereafter) if any Acquisition Proposal or inquiries regarding a potential Acquisition Proposal are received by, any information with respect to an Acquisition Proposal or a potential Acquisition Proposal is requested from, or any discussions or negotiations with respect to an Acquisition Proposal or a potential Acquisition Proposal are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the name of the person or entity involved and a copy of any such Acquisition Proposal, with the intent of enabling such other party to make a matching offer so that the transactions contemplated hereby may be effected. The Company or Parent, as the case may be, shall thereafter keep the other party hereto informed, on a current basis, of the status and terms of any such inquiries or Acquisition Proposals and the status of any such negotiations or discussions,. The Company or Parent, as the case may be, shall promptly furnish the other party hereto with copies of any written information (and advise it orally of any non-written information) provided to or by any person relating to an Acquisition Proposal to the extent such information has not previously been provided to such other party hereto.

              (c) Prior to the Effective Time, in the event the Board of Directors of the Company or Parent, as the case may be, by majority vote of all its members, determines in good faith that it has received a Superior Proposal and determines in good faith that taking the following actions would be inconsistent with its fiduciary duties to the Company or Parent, as the case may be, under applicable law, the Company or Parent, as the case may be, and its respective Board of Directors may (i) withdraw, modify or change the Board of Directors' approval or recommendation of this Agreement or the Merger,
(ii) approve   or  recommend  such  Superior   Proposal  to  its   shareholders,
(iii) terminate  this  Agreement and pay the Break-Up Fee (as defined in Section
7.3 hereof) and (iv) publicly announce the Board of Directors' intention to do any or all of the foregoing.

              (d) The Company and Parent will immediately cease and cause its respective advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Company and Parent agrees not to release any third party from or waive any provisions of confidentiality in any confidentiality agreement to which it is a party.

              (e) "Superior Proposal" means a proposal with respect to any of the transactions described in clause (A), (B), (C) or (D) of the definition of Acquisition Proposal which the Board of Directors shall have concluded in good faith after receiving an opinion from its outside legal counsel, (i) is reasonably likely to be completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the proposal, (ii) if consummated, would result in a transaction more favorable to the shareholders of the Company or Parent, as the case may be, from a financial point of view than the transactions contemplated by this Agreement (taking into account any and all modifications proposed by the Company or Parent, as the case may be) and (iii) is fully financed (or, based on a good faith determination of the Board of Directors, is readily financable).

         7.2 Termination. This Agreement may be terminated prior to the Effective Time:

              (a) by mutual written consent of the parties hereto;

              (b) by Parent or the Company (i) if the Effective Time shall not have occurred on or prior to January 1, 2004 (the "Deadline Date") unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

              (c) by Parent or the Company  (provided  that the party seeking to terminate  the  Agreement  shall  not  be in  material  breach  of  any  of  its obligations herein), upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority despite the reasonable efforts of the party seeking to terminate this Agreement to avoid such result, or if a court of competent jurisdiction has issued a final, non-appealable order prohibiting, restraining or enjoining the Merger and the other transactions contemplated hereby;

              (d) by Parent, if a vote of the shareholders of the Company is taken and such shareholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose;

              (e) by the Company, if a vote of the shareholders of Parent is taken and such shareholders fail to approve any of the Parent Shareholder Proposals listed in Section 1.4(b) hereof, at the meeting (or any adjournment thereof) held for such purpose;

              (f)  by   Parent,   if  there  was  a   material   breach  in  any
representation, warranty, covenant, agreement or obligation of the Company hereunder and such breach (provided it is curable and the Company promptly commences its effort to cure) shall not have been remedied within thirty (30) days after receipt by the Company of notice in writing from Parent to the Company specifying the nature of such breach and requesting that it be remedied;

              (g) by the Company, if there was a material breach in any representation, warranty, covenant, agreement or obligation of Parent hereunder and such breach (provided it is curable and Parent promptly commences its effort to cure) shall not have been remedied within thirty (30) days after receipt by Parent of notice in writing from the Company specifying the nature of such breach and requesting that it be remedied;

              (h) by Parent, if the conditions set forth in Section 6.2 are not satisfied and are not capable of being satisfied by the Deadline Date;

              (i) by the Company, if the conditions set forth in Section 6.3 are not satisfied and are not capable of being satisfied by the Deadline Date; or

              (j) by Parent or the Company, if (i) the other party hereto approves or enters into an agreement providing for it to engage in a Superior Proposal, (ii) the other party has taken any action pursuant to Section 7.1(c) or (iii) ten (10) business days has elapsed since the Board of Directors of the other party has determined that an Acquisition Proposal is a Superior Proposal pursuant to Section 7.1(b)(iii) and such Board of Directors has not withdrawn its prior determination that such Acquisition Proposal was a Superior Proposal nor has it advised management to terminate, and caused any representative of the other party to terminate, discussions or negotiations with or furnishing information to the person, or any of affiliates or representatives of such person, that had made the Acquisition Proposal.

         7.3 Break-Up Fee.

              (a) If the Company terminates this Agreement pursuant to Section 7.2(e), 7.2(g), 7.2(i) or 7.2(j) hereof, or Parent terminates this Agreement pursuant to Section 7.1(c) hereof, then Parent will immediately (but in any event within three (3) business days after Parent receives notice of termination) pay to the Company a termination fee equal to $250,000 in cash (the "Cash Break-Up Fee") plus the fees and expenses incurred by the Company not to exceed $250,000; provided, however, if the Company terminates this Agreement pursuant to Section 7.2(i) pursuant to the non-satisfaction of the condition set forth in Section 6.3(i), then Parent shall pay to the Company the Cash Break-Up Fee, plus an additional $100,000, plus the fees and expenses incurred by the Company.

              (b) If Parent terminates this Agreement pursuant to: Section 7.2(d); 7.2(f); 7.2(h) (except pursuant to the non-satisfaction of the condition set forth in Section 6.2(i)); or 7.2(j) hereof; or the Company terminates this Agreement pursuant to Section 7.1(c) hereof, then the Company will immediately (but in any event within three business days after the Company receives notice of termination) pay to Parent the Cash Break-Up Fee plus the fees and expenses incurred by Parent not to exceed $250,000.

         7.4 Effect of Termination. In the event of the termination and abandonment of this Agreement by either Parent or the Company pursuant to
Section 7.2, this Agreement (other than Sections 8.1, 8.9 and 8.12 which shall survive termination) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or shareholders, except pursuant to Section 7.3 above. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                                                   ARTICLE VIII

                                                   MISCELLANEOUS

         8.1 Expenses.

              (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Parent and the Company shall each pay 50% of all expenses and fees related to filing of the Registration Statement (including the Proxy Statement included therein) and related documents with the SEC and filings pursuant to state blue sky laws and regulations in connection with the Merger.

              (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation reasonable legal, reasonable accounting and reasonable printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder, including reasonable legal fees and expenses incurred in enforcing such rights.

         8.2 Survival. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time.

         8.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

                    If to Parent or Merger Sub, to:

                             PerfectData Corporation
                             110 West Easy Street
                             Simi Valley, California 93065
                             Attn: Harris A. Shapiro
                             Chief Executive Officer

                    Copy to:

                             Wachtel & Masyr, LLP
                             110 East 59th Street
                             New York, New York 10022
                             Attn: Robert W. Berend, Esq.

                    If to the Company, to:

                             SuperCom Ltd.
                             Millennium Building
                             3 Tidhar Street, P.O. Box 2094
                             Raanana 43665, Israel
                             Attn: Avi Schechter
                             Chief Executive Officer

                    Copy to:

                             Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center
                             666 Third Avenue
                             New York, New York 10017
                             Attn: Kenneth Koch, Esq.




                    and:

                             Yossi Avraham & Co.
                             3 Daniel Frisch Street
                             Tel Aviv, 64731, Israel
                             Attn: Yossi Avraham, Adv.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

         8.4 Parties In Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, other than Section 1.7(c) (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

         8.5 Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

         8.6 Amendment. Subject to applicable law, this Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the shareholders of the Company but, after any such adoption, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the shareholders of the Company or adversely affects the shareholders of Parent, without the approval of the affected shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

         8.7 Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

         8.8 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         8.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York; provided, however, that (a) any matter involving the internal corporate affairs of Parent or any other party shall be governed by the provisions of the jurisdictions of its incorporation and (b) the form and content of the Merger and the consequences of the filing thereof shall be governed by the Israeli Companies Law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the County and the State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process except that either party may move to remove the action from state to the federal court or vice versa in the County and State of New York.

         8.10 Waiver of Jury Trial. Each party hereto waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

         8.11 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         8.12 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.13 Remedies Cumulative. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         8.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                  PerfectData Corporation



                                  By:  _____________________________
                                       Harris A. Shapiro
                                       Chief Executive Officer and
                                       Chairman of the Board


                                  SuperCom Ltd.


                                  By:  _____________________________
                                       Avi Schechter
                                       Chief Executive Officer and President


                                  By:  _____________________________
                                       Eli Rozen
                                       Chairman

                                  PerfectData Merger Sub Ltd.


                                  By:  _____________________________
                                       Harris A. Shapiro
                                       Director











       [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION]

                                                  Schedule 2.3(b)


  ADJUSTMENT OF EXCHANGE RATIO IF PERFECTDATA HAS FINAL NET AVAILABLE CASH OF
                   LESS THAN $2,000,000 AT THE EFFECTIVE TIME

A = PerfectData fully-diluted shares of common stock

B = SuperCom fully-diluted shares of common stock

X = Total number of PerfectData shares to be received by SuperCom shareholders and finders in Merger

Y = Final Net Available Cash
              $2,000,000

In the event that PerfectData's cash and cash equivalents are less than $2,000,000, the base percentages used to calculate the adjusted exchange ratio shall reflect the agreement between the parties that the Finders' fees as a percentage of the total post-merger fully diluted shares will be reduced to an aggregate of 5.5% (from 6%) and the resulting PerfectData shareholders percentage ownership will be increased to 22% (from 21.5%).


FORMULA:

       X             =   1 - (.22 x Y)
  ---------------
    X  +   A


Adjusted Exchange Ratio  =          X -  [(X + A) x (.055  x  Y)]
                                    ------------------------------
                                                  B

 ______________________________________________________________________________

Assuming that PerfectData has 6,598,030 fully-diluted shares and SuperCom has 14,496,417 fully-diluted shares:


If Final Net Available Cash is $1,500,000:                          Adjusted Exchange Ratio = 2.1895426

                                                                    Post-merger percentage ownership
                                                                    SuperCom:     79.375%
                                                                    PerfectData:   16.5%
                                                                    Finders:            4.125%

If Final Net Available Cash is $1,600,000:                          Adjusted Exchange Ratio = 2.0171376

                                                                    Post-merger percentage ownership
                                                                    SuperCom:     78.0%
                                                                    PerfectData:   17.6%
                                                                    Finders:            4.4%

If Final Net Available Cash is $1,750,000:                          Adjusted Exchange Ratio = 1.7954742

                                                                    Post-merger percentage ownership
                                                                    SuperCom:     75.9%
                                                                    PerfectData:   19.25%
                                                                    Finders:            4.8125%

                                 Schedule 6.3(e)


                                Harris A. Shapiro
                               Corey P. Schlossman
                                 Bryan Maizlish
                                Timothy D. Morgan
                                  Tracie Savage
                                 Irene J. Marino
                                  Digital Trust

                                 Schedule 6.3(f)

                                Harris A. Shapiro
                               Corey P. Schlossman
                                 Bryan Maizlish
                                Timothy D. Morgan
                                  Tracie Savage
                                 Irene J. Marino
                                  Digital Trust